A special meeting of shareholders was held on June 22,
2005. At that meeting considerations of certain proposals
were adjourned to a final meeting on August 3, 2005, at
which time the following votes were recorded:
PROPOSAL 1: Election of Trustees.
         			Number of 		Number of
         			Shares Voted For 	Shares Withheld
Jon M. Burnham 		254,945,834.045 	3,572,314.174
Lawrence N. Brandt 	254,729,787.237 	3,788,360.982
Joyce E. Heinzerling 	254,943,009.302 	3,575,138.917
David L. Landsittel 	254,942,602.566 	3,575,545.653
John C. McDonald 		254,954,377.338 	3,563,770.881
Donald B. Romans 		254,768,059.032	3,750,089.187
Robert F. Shapiro 	254,930,714.493 	3,587,433.726
George Stark 		254,951,781.829 	3,566,366.390
PROPOSAL 2: To allow the Board of Trustees and the Advisor
to appoint or terminate sub-advisors and to approve
amendments to sub-advisory agreements without shareholder
approval. (This proposal was not applicable to the Burnham
Financial Industries Fund)
Burnham Fund
	Number of
	Shares Voted 	% of Voted 		% of Total
For 	2,425,173.979 	70.259 		54.329
Against 261,828.478 	7.585 		5.866
Abstain (includes broker non-votes)
	764,750.631 	22.155 		17.132
Burnham Financial Services Fund*
	Number of
	Shares Voted 	% of Voted 		% of Total
For 	3,737,378.802 	63.798 		41.187
Against 396,513.494 	6.769 		4.370
Abstain (includes broker non-votes)
	1,724,245.395 	29.433 		19.002
Burnham Money Market Fund*
	Number of
	Shares Voted 	% of Voted 		% of Total
For 	19,733,026.230 	45.782 		45.644
Against 493,174.000 	1.144 		1.141
Abstain (includes broker non-votes)
	 22,876,260.120 	53.074 		52.915
Burnham U.S. Government Money Market Fund
	Number of
	Shares Voted 	% of Voted 		% of Total
For 	108,666,594.090 	52.724 		52.703
Against 2,729,291.000 	1.324 		1.324
Abstain (includes broker non-votes)
	94,709,912.000 	45.952 		45.934
PROPOSAL 3: To approve an amendment to the Declaration of Trust to allow the Board to approve fund mergers without shareholder approval.
Burnham Fund
	Number of
	Shares Voted 	% of Voted 		% of Total
For 	2,277,517.547 	65.981 		51.021
Against 412,599.594 	11.953 		9.243
Abstain (includes broker non-votes)
	 761,635.947 	22.065 		17.063
Burnham Financial Services Fund*
	Number of
	Shares Voted 	% of Voted 		% of Total
For 	3,566,604.264	 60.883 		39.305
Against 562,783.035 	9.607 		6.202
Abstain (includes broker non-votes)
	1,728,750.392 	29.510 		19.051
Burnham Financial Industries Fund*
	Number of
	Shares Voted 	% of Voted 		% of Total
For 	903,714.871 	46.459 		36.344
Against 377,782.964 	19.422 		15.193
Abstain (includes broker non-votes)
	663,670.014 	34.119 		26.690
Burnham Money Market Fund*
	Number of
	Shares Voted 	% of Voted 		% of Total
For 19,467,016.200 	45.165 		45.029
Against 759,184.030 	1.761 		1.756
Abstain (includes broker non-votes)
	22,876,260.120 	53.074 		52.915
Burnham U.S. Government Money Market Fund
	Number of
	Shares Voted 	% of Voted 		% of Total
For 103,526,061.090 	50.230 		50.210
Against 7,598,326.000 	3.687 		3.685
Abstain (includes broker non-votes)
	94,981,410.000 	46.084 		46.066
PROPOSAL 4: To ratify the selection of PricewaterhouseCoopers
LLC as independent registered public accounting firm for
the trust for the current fiscal year.
	Number of 		Number of
	Shares Voted For 	Shares Voted Against 	Abstained
	256,019,260.102 	423,090.798 		2,075,797.319
* indicates that proposal did not pass with respect to the fund.